UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2023

RYVYL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

(Address of principal executive offices) (Zip Code)

(619) 631-8261

(Registrant’s telephone number, including area code)

                                N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RVYL	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of a Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Current Report on Form 8-K filed by RYVYL Inc. (the “Company”) with the Securities and Exchange Commission on August 15, 2023, on August 3, 2023,the Company received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that it had regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) but that the Staff of Nasdaq had also imposed a panel monitor, for a period of six months until February 3, 2024, pursuant to which the Staff of Nasdaq would promptly issue a Staff delisting determination, if the Company failed any Nasdaq listing standard during the six-month panel monitor period.

On October 19, 2023, the Company received a determination letter (the “Letter”) from the Staff of Nasdaq stating that the Company is not in compliance with the Market Value of Listed Securities (“MVLS”) Standard, since the Company’s common stock, par value $0.001, was below the $35 million minimum MVLS requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(2) and had not been at least $35 million for the previous 30 consecutive business days. As such, the Letter stated that the Staff would commence delisting proceedings against the Company. The Company has been provided with the right to appeal the Staff’s determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, by requesting a hearing and paying a non-refundable $20,000 fee, with such request, no later than 4:00 pm Eastern Time on October 26, 2023. While the Company intends to make such request and pay the applicable fee by such date, as provided below, if it were not to do so, trading in the Company’s common stock would be suspended at the opening of business on October 30, 2023, which would remove the Company’s common stock from listing and registration on Nasdaq.

The Company plans to file such appeal by timely requesting a hearing (the “Hearing”) before a Nasdaq Hearing Panel (the “Hearing Panel”) and paying the applicable $20,000 fee. A Hearing request will stay the suspension action by the Staff pending the issuance of the Hearing Panel’s decision. The Company’s common stock will remain listed on Nasdaq, pending the outcome of the Hearing. There can be no assurance that the Hearing Panel will decide in the Company’s favor with respect to such appeal. The Hearing Panel’s decision will determine the future of trading of the Company’s common stock.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” and similar words. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. You should not place undue reliance on any forward-looking statements. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws. There can be no assurance that the Company will be granted the Hearing or that following the Hearing, the Hearing Panel will determine to continue to allow the listing of the Company’s common stock on the Nasdaq or that the Company will be able to evidence compliance with the applicable listing criteria within the period of time, if any, that may be granted by the Hearing Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL INC.

Dated: October 20, 2023	By:	/s/ Fredi Nisan
	Name:	Fredi Nisan
	Title:	Chief Executive Officer